SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 15, 2005

                              VITROTECH CORPORATION
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               (Exact name of registrant as specified in Charter)

           Nevada                     0-49692               88-0504050
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(State or other jurisdiction of     (Commission            (IRS Employer
incorporation or organization)        File No.)         Identification No.)

                         5 Hutton Centre Dr., Suite 700
                           Santa Ana, California 92707
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               (Address of Principal Executive Offices)(Zip Code)

                                  714-708-4700
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                            (Issuer Telephone number)

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the
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|_|     Written communications pursuant to Rule 425 under the Securities Act
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|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On April 18, 2005, VitroTech Corporation issued a press release announcing the appointment as directors of the company of Jim Lasry, Howie Fialkov and Antony Gordon, the appointment of Jim Lasry as Chairman of the Board and the retirement of John Sutherland and Larry Poland as directors, all effective April 15, 2005.

None of the new directors has been appointed, as yet, to any committees of the Board. With the retirement of Mr. Sutherland, the Board approved the appointment of Gary Denman, John Boddie and Timothy Halsey, each being currently serving independent directors, to the Audit, Compensation and Corporate Governance Committees and appointed Timothy Halsey as Chairman of the Audit Committee in place of John Boddie.

There were no arrangements or understandings between the newly appointed directors and any other person pursuant to which each of the new directors was appointed. Mr. Sutherland was appointed an advisor to the Board following his retirement as a director.

Howie Fialkov and Antony Gordon, through controlled entities, have each entered into various transactions with VitroTech over the past two years pursuant to which each has acquired common stock directly from, and loaned funds to, VitroTech.

Mr. Fialkov, through HJG Partnership, has purchased from VitroTech shares of common stock and warrants as follows:

      (1) in February 2004, HJG Partnership purchased, for $1.5 million, 4,000,000 shares of common stock and five year warrants to purchase 4,000,000 shares of common stock at $0.75 per share;

      (2) in April 2004, HJG Partnership purchased 1,333,333 shares of common stock upon the exercise of $0.75 warrants for $1,000,000;

      (3) in October 2004, HJG Partnership purchased, for $250,000, 2,083,000 shares of common stock and warrants to purchase 1,250,000 shares of common stock at $0.25 per share.

Mr. Fialkov, through 1568931 Ontario Ltd, has loaned funds to VitroTech and received certain shares of common stock and warrants as follows:

      (1) in September 2004, 1568931 Ontario loaned to VitroTech $70,000 with no specific repayment terms, which loan is convertible into common stock at $0.05 per share, and received three year warrants to purchase 1,250,000 shares of common stock at $0.05 per share;

      (2) in September 2004, 1568931 Ontario entered into a letter agreement establishing a $3,000,000 convertible revolving line of credit facility(the "Credit Facility") and received an initial advance under the Credit Facility of $850,000. Amounts borrowed under the Credit Facility bear interest at 10% per annum and are repayable on September 29, 2005. Pursuant to the terms of the Credit Facility, VitroTech paid a commitment fee of $120,000, which amount was advanced by the lender under the Credit Facility, and VitroTech issued 14,000,000 warrants exercisable over three years to purchase shares at $0.20 per share, representing a 30% discount to the weighted average market price of VitroTech's common stock over the ten day period preceding the first draw under the Credit Facility. The Credit Facility is secured by a pledge of substantially all of VitroTech's assets. All amounts owing under the Credit Facility are convertible, at the lender's option, into shares of common stock at a price of $0.20 per share;

      (3) in November 2004, 1568931 Ontario loaned an additional $250,000 under the Credit Facility and received 2,000,000 shares of common stock as consideration for waiver of certain lending conditions of the Credit Facility;

      (4) in November 2004, 1568931 Ontario loaned an additional $500,000 under the Credit Facility. Pursuant to the terms of that advance, VitroTech granted to HJG Partnership the right to put to VitroTech 7,666,666 shares of common stock for $3 million. The put option expired on the earlier of (a) 180 days from its creation, or (b) receipt by VitroTech, from other sources, of not less than $2 million of financing, provided that at least $1 million of such financing was received within 45 days. In conjunction with that advance, VitroTech agreed to issue 15,000,000 shares of common stock to 1568931 Ontario should HJG Partnership determine not to exercise, or should HJG Partnership be unable to exercise, the put option;

      (5) in January 2005, 1568931 Ontario loaned an additional $50,000 under the Credit Facility and received 1,000,000 shares of common stock as consideration for waiver of certain lending conditions of the Credit Facility;

      (6) in February 2005, 1568931 Ontario loaned an additional $105,000 under the Credit Facility and received 875,000 shares of common stock and 10,000,000 three year warrants exercisable at $0.12 per share as consideration for waiver of certain lending conditions of the Credit Facility; and

      (7) in March 2005, 1568931 Ontario loaned an additional $202,000 under the Credit Facility and received 1,666,667 shares of common stock and 20,000,000 five year warrants exercisable at $0.12 per share as consideration for waiver of certain lending conditions of the Credit Facility.

The exercise period of all warrants held by 1568931 Ontario was extended to five years.

Mr. Gordon, through Elgin Investments LLC, acquired 26,000,000 shares of common stock of VitroTech in February 2004 pursuant to a share-for-share exchange with VitroTech Corporation, a Delaware corporation formed to provide financing to VitroTech.

Mr. Gordon, through Elgin Investments LLC, has loaned funds to VitroTech from time to time. The aggregate owing to Elgin at December 31, 2004 was $778,500. There are no specific repayment terms with respect to those loans.

Except as described above, there have been no related party transactions between VitroTech and the newly appointed directors.

The press release issued on April 18, 2005 by VitroTech is attached hereto as
Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

      Exhibit No.     Description

      99.1            Press release dated April 18, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 VITROTECH CORPORATION

Dated:  April 21, 2005
                                             By: /s/ Glenn Easterbrook
                                                --------------------------------
                                                 Glenn Easterbrook
                                                 Chief Executive Officer